                                                                    Exhibit 99.1


                       (MERCANTILE BANK CORPORATION LOGO)

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                      FOR MEDIA:
Gerald R. Johnson, Jr.   Charles Christmas           Linda Margolin
Chairman & CEO           Chief Financial Officer     Margolin & Associates, Inc.
616-406-3700             616-406-3750                216-765-0953
gjohnson@mercbank.com    cchristmas@mercbank.com     lmm@margolinIR.com

                      MERCANTILE BANK CORPORATION ANNOUNCES
               FIRST QUARTER NET INCOME OF $3.0 MILLION, UP 33.1%
         First Quarter Loan Growth of $75.2 Million, Up 29% Annualized

WYOMING, MICH., April 8, 2004 -- Mercantile Bank Corporation (Nasdaq: MBWM), a rapidly growing community banking organization, reported net income for the first quarter of 2004 of $3.0 million, up 33.1 percent from the $2.2 million reported in the first quarter of 2003. Diluted earnings per share were $0.43, an increase of 7.5 percent over the $0.40 reported for the prior-year period, reflecting the impact of a common stock offering completed in the fourth quarter of 2003, which increased average shares outstanding by 1.4 million, or 25.8 percent.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "This was an excellent quarter for Mercantile. We continue to report solid balance sheet and income growth. Despite weakness in our local economy, loan growth has been exceptionally strong, reflecting the high demand for our quality services; loans rose $75 million for the quarter, or 29% on an annualized basis. The strong loan growth required us to add substantially to reserves to maintain our reserve posture, thereby reducing the bottom line for this reporting period. However, current loan growth will contribute to high performance and sustain our profit stream into future quarters. We are extremely proud of Mercantile's organic growth rate; without acquisitions, we have reached $1.3 billion in assets since our inception in December of 1997.

"The success of our strategy is based on a combination of high service, high credit quality and low overhead. We are pleased to maintain our strong expense discipline while building infrastructure at a rapid pace. Over the past year, our investment in premises and equipment has increased by one-third to keep up with the strong demand for our services. We now operate a full-service banking facility in Holland, and expect our new 30,000 square foot full-service banking center under construction there to be completed in late 2004. Construction of our new 60,000 square foot corporate headquarters in downtown Grand Rapids is progressing on schedule, with an estimated completion date of mid-2005. Despite these investments and the expense associated with facility openings over the last twelve months, we are operating with an efficiency ratio under 50 percent."

Total revenue, comprised of net interest income and non-interest income, was $10.5 million in the first quarter of 2004, an increase of 35.5 percent over the $7.8 million earned during the prior-year period. Mr. Johnson noted, "Revenue growth continues to be the primary driver of our bottom line. Loan growth and margin expansion both contributed to the high level of revenue growth we experienced this quarter." Net interest income increased 39.9 percent to $9.5 million, reflecting a combination of 34.1 percent growth in average earning assets and a 9 basis point increase in the net interest margin, to 3.26 percent. Non-interest income, net of securities gains, declined 2.6 percent; growth in deposit service charges was offset by a decline in fees from the lower level of residential mortgage loan refinancings.

Non-interest expense increased 27.9 percent to support Mercantile's growth above first quarter 2003. Primarily reflecting asset growth of 33.6 percent and an increase in FTE employees of 30.5 percent, salaries and benefits rose 31.5 percent for the same period. Occupancy and equipment expense also increased, largely as a result of the opening of the Holland banking office and Knapp Street branch in May, 2003. Mercantile's efficiency ratio improved to 49.0 percent for the first quarter of 2004 from 51.9 percent for last year's first quarter.

Regarding Mercantile's asset quality, Mr. Johnson stated, "Net charge-offs remain modest compared to our peers. While we identified one new non-performing loan this quarter, our total non-performings remain at a low level." Non-performing loans were 0.28 percent of total loans at March 31, 2004, compared to 0.07 percent last year. Annualized net charge-offs for the quarter were 0.11 percent of average loans, compared to 0.06 percent for the prior-year period. The loan and lease loss provision was $1.2 million for the first quarter of 2004, an increase of 99.0 percent over the prior-year period, reflecting growth in the loan portfolio and the aforementioned charge-offs. The level of the allowance for loan and lease losses was $15.3 million, or 1.38 percent of total loans and leases at March 31, 2004.

Total assets were $1.3 billion at March 31, 2004, an increase of $325.6 million, or 33.6 percent from the prior-year quarter. Loans rose $298.7 million, or 36.8 percent during the same time period, primarily funded by $194.2 million in deposits, $85.0 million in advances from the Federal Home Loan Bank, and $42.8 million in net proceeds from the sale of common stock.

Shareholders' equity at March 31, 2004 was $133.1 million, a twelve-month increase of $51.5 million, or 63.2 percent. Mercantile's total risk-based capital ratio at quarter end was 13.2 percent. Mr. Johnson concluded, "We still see exceptional growth opportunities ahead, even as we await the eventual economic recovery in West Michigan. Our business model has been tested and successfully implemented by our experienced lending team, enabling us to be the lender of choice to an increasing number of small and mid-sized businesses in our market."

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service offices in greater Grand Rapids, and its Holland, Michigan office located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
First Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                          MARCH 31,          DECEMBER 31,          MARCH 31,
                                                            2004                 2003                2003
                                                            ----                 ----                ----
                                                        (Unaudited)           (Audited)           (Unaudited)
ASSETS
   Cash and due from banks                            $    29,952,000      $    16,309,000      $    28,091,000
   Short-term investments                                     717,000              255,000              203,000
   Federal funds sold                                       5,000,000                    0                    0
                                                      ---------------      ---------------      ---------------
      Total cash and cash equivalents                      35,669,000           16,564,000           28,294,000

   Securities available for sale                           64,974,000           71,421,000           61,465,000
   Securities held to maturity                             46,531,000           45,112,000           39,168,000
   Federal Home Loan Bank stock                             5,784,000            4,977,000              786,000

   Total loans and leases                               1,111,152,000        1,035,963,000          812,487,000
   Allowance for loan and lease losses                    (15,337,000)         (14,379,000)         (11,406,000)
                                                      ---------------      ---------------      ---------------
      Total loans and leases, net                       1,095,815,000        1,021,584,000          801,081,000

   Premises and equipment, net                             16,580,000           15,305,000           12,459,000
   Bank owned life insurance policies                      16,618,000           16,441,000           15,384,000
   Accrued interest receivable                              4,824,000            4,098,000            3,860,000
   Other assets                                             7,140,000            7,835,000            5,795,000
                                                      ---------------      ---------------      ---------------

      Total assets                                    $ 1,293,935,000      $ 1,203,337,000      $   968,292,000
                                                      ===============      ===============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                             $    85,900,000      $    76,579,000      $    68,858,000
      Interest-bearing                                    909,434,000          826,313,000          732,239,000
                                                      ---------------      ---------------      ---------------
         Total deposits                                   995,334,000          902,892,000          801,097,000

   Securities sold under agreements to repurchase          41,613,000           49,545,000           45,238,000
   Federal funds purchased                                          0            6,000,000            2,000,000
   Federal Home Loan Bank advances                        100,000,000           90,000,000           15,000,000
   Subordinated debentures                                 16,495,000           16,495,000           16,495,000
   Other borrowed money                                     1,361,000            1,114,000              839,000
   Accrued expenses and other liabilities                   6,057,000            7,090,000            6,093,000
                                                      ---------------      ---------------      ---------------
         Total liabilities                              1,160,860,000        1,073,136,000          886,762,000

SHAREHOLDERS' EQUITY
   Common stock                                           118,684,000          118,560,000           75,560,000
   Retained earnings                                       13,781,000           11,421,000            5,050,000
   Accumulated other comprehensive income                     610,000              220,000              920,000
                                                      ---------------      ---------------      ---------------
      Total shareholders' equity                          133,075,000          130,201,000           81,530,000

      Total liabilities and shareholders' equity      $ 1,293,935,000      $ 1,203,337,000      $   968,292,000
                                                      ===============      ===============      ===============

Mercantile Bank Corporation
First Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                              THREE MONTHS ENDED   THREE MONTHS ENDED
                                                March 31, 2004       March 31, 2003
                                                --------------       --------------
                                                 (Unaudited)          (Unaudited)
INTEREST INCOME
   Loans and leases, including fees            $    13,908,000      $    11,443,000
   Investment securities                             1,426,000            1,216,000
   Federal funds sold                                   19,000               16,000
   Short-term investments                                1,000                    0
                                               ---------------      ---------------
      Total interest income                         15,354,000           12,675,000

INTEREST EXPENSE
   Deposits                                          4,750,000            5,236,000
   Short-term borrowings                               170,000              171,000
   Federal Home Loan Bank advances                     529,000               74,000
   Long-term borrowings                                416,000              410,000
                                               ---------------      ---------------
      Total interest expense                         5,865,000            5,891,000
                                               ---------------      ---------------

      Net interest income                            9,489,000            6,784,000

   Provision for loan and lease losses               1,244,000              625,000
                                               ---------------      ---------------

      Net interest income after provision
          for loan and lease losses                  8,245,000            6,159,000

NON INTEREST INCOME
   Service charges on accounts                         299,000              269,000
   Net gain on sales of securities                      78,000                    0
   Other income                                        662,000              718,000
                                               ---------------      ---------------
      Total non interest income                      1,039,000              987,000

NON INTEREST EXPENSE
   Salaries and benefits                             3,283,000            2,497,000
   Occupancy                                           386,000              334,000
   Furniture and equipment                             273,000              221,000
   Other expense                                     1,213,000              977,000
                                               ---------------      ---------------
      Total non interest expense                     5,155,000            4,029,000
                                               ---------------      ---------------

      Income before federal income tax ..            4,129,000            3,117,000

   Federal income tax expense                        1,156,000              884,000
                                               ---------------      ---------------

      Net income                               $     2,973,000      $     2,233,000
                                               ===============      ===============

   Basic earnings per share                    $          0.44      $          0.41

   Diluted earnings per share                  $          0.43      $          0.40

   Average shares outstanding                        6,818,067            5,412,521

   Average diluted shares outstanding                6,965,835            5,535,167

Mercantile Bank Corporation
First Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                                 QUARTERLY
                                                   ----------------------------------------------------------------------
                                                    1ST QTR        4TH QTR         3RD QTR        2ND QTR        1ST QTR
(dollars in thousands except per share data)          2004           2003           2003           2003            2003
                                                   ----------     ----------     ----------     ----------     ----------
EARNINGS
   Net interest income                             $    9,489          8,939          8,047          7,501          6,784
   Provision for loan and lease losses             $    1,244            950          1,380            845            625
   NonInterest income                              $    1,039          1,100          1,069          1,245            987
   NonInterest expense                             $    5,155          4,917          4,764          4,361          4,029
   Net income                                      $    2,973          3,015          2,228          2,540          2,233
   Basic earnings per share                        $     0.44           0.45           0.40           0.47           0.41
   Diluted earnings per share                      $     0.43           0.44           0.39           0.46           0.40
   Average shares outstanding                       6,818,067      6,763,997      5,516,702      5,421,120      5,412,521
   Average diluted shares outstanding               6,965,835      6,914,441      5,662,342      5,545,892      5,535,167

PERFORMANCE RATIOS
   Return on average assets                              0.96%          1.02%          0.82%          1.02%          0.97%
   Return on average common equity                       9.10%          9.38%         10.22%         12.36%         11.23%
   Net interest margin (fully tax-equivalent)            3.26%          3.26%          3.19%          3.24%          3.17%
   Efficiency ratio                                     48.96%         48.98%         52.26%         49.86%         51.85%
   Full-time equivalent employees                         167            161            156            147            128

CAPITAL
   Average equity to average assets                     10.50%         10.91%          7.99%          8.22%          8.59%
   Tier 1 leverage capital ratio                        11.87%         12.49%         12.75%          9.86%         10.30%
   Tier 1 risk-based capital ratio                      11.99%         12.60%         12.69%         10.13%         10.55%
   Total risk-based capital ratio                       13.23%         13.84%         13.93%         11.38%         11.79%
   Book value per share                            $    19.49          19.13          18.44          15.39          15.05
   Cash dividend per share                         $     0.09           0.08           0.08           0.08           0.08

ASSET QUALITY
   Gross loan charge-offs                          $      299             72             95            297            132
   Net loan charge-offs                            $      286             53             56             93            109
   Net loan charge-offs to average loans                 0.11%          0.02%          0.02%          0.04%          0.06%
   Allowance for loan and lease losses             $   15,337         14,379         13,482         12,158         11,406
   Allowance for loan losses to total loans              1.38%          1.39%          1.39%          1.40%          1.40%
   Past due and nonaccrual loans and leases        $    3,122          1,785            287            495            533
   Past due and nonaccrual loans to total loans          0.28%          0.17%          0.03%          0.06%          0.07%
   Other real estate and repossessed assets        $        0              0              0              0            134

END OF PERIOD BALANCES
   Loans and leases                                $1,111,152      1,035,963        972,191        866,009        812,487
   Total earning assets (before allowance)         $1,234,158      1,157,728      1,092,171        972,963        914,190
   Total assets                                    $1,293,935      1,203,337      1,154,388      1,035,279        968,292
   Deposits                                        $  995,334        902,892        889,581        843,587        801,097
   Shareholder's equity                            $  133,075        130,201        122,157         83,457         81,530

AVERAGE BALANCES
   Loans and leases                                $1,067,710        999,618        918,966        842,370        786,406
   Total earning assets (before allowance)         $1,196,936      1,115,960      1,029,203        953,851        892,660
   Total assets                                    $1,250,733      1,169,521      1,083,389      1,002,714        938,632
   Deposits                                        $  946,562        886,299        867,291        809,986        774,836
   Shareholder's equity                            $  131,361        127,511         86,510         82,410         80,606